Exhibit 99.1

Esperion Appoints Ben Halladay Chief Financial Officer

ANN ARBOR, Mich., November 16, 2022 (GLOBE NEWSWIRE) -- Esperion (NASDAQ: ESPR) today announced that Ben Halladay, MBA, has been promoted to the role of Chief Financial Officer (CFO) from his prior position of Senior Director, Financial Planning and Analysis, effective as of today. He will serve as a member of the executive management team and report to Sheldon Koenig, President and Chief Executive Officer.

“We are thrilled to have Ben take on this expanded role on the Esperion leadership team with his promotion to CFO,” said Sheldon Koenig, President and CEO of Esperion. “Ben has made significant contributions since joining the company in 2020, supporting our finance organization during a transitional period of organizational restructuring and establishing himself as a strong and capable leader over the past several months. I look forward to continuing to work together during this important time for the company as we approach the topline readout of CLEAR Outcomes, and I am confident he will position Esperion for long-term success in his new role as CFO.”

Mr. Halladay said, “I am excited by the opportunity to join Esperion’s leadership team at such a pivotal time for the Company, as we deliver value to both patients and our shareholders.”

Mr. Halladay has served as the Company’s Senior Director, Financial Planning and Analysis since August 2022. Prior to joining the Company in January 2020, Mr. Halladay held a variety of finance rolls at National Oilwell Varco, BMC Software, and Pfizer and holds his CPA license. Mr. Halladay graduated with a Bachelor of Arts from Syracuse University and a Master in Business Administration from Fordham Gabelli School of Business.

Esperion Therapeutics

Esperion works hard to make our medicines easy to get, easy to take and easy to have. We discover, develop, and commercialize innovative medicines and combinations to lower cholesterol, especially for patients whose needs aren’t being met by the status quo. Our entrepreneurial team of industry leaders is inclusive, passionate, and resourceful. We are singularly focused on managing cholesterol so you can improve your health easily. For more information, please visit www.esperion.com and follow us on Twitter at www.twitter.com/EsperionInc.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding marketing strategy and commercialization plans, current and planned operational expenses, future operations, commercial products, clinical development, including the timing, designs and plans for the CLEAR Outcomes study and its results, plans for potential future product candidates, financial condition and outlook, including expected cash runway, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause Esperion’s actual results to differ significantly from those projected, including, without limitation, the impact of the ongoing COVID-19 pandemic on our business, revenues, results of operations and financial condition, the net sales, profitability, and growth of Esperion’s commercial products, clinical activities and results, supply chain, commercial development and launch plans, and the risks detailed in Esperion’s filings with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Esperion disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Contact:

Esperion Corporate Communications

corporateteam@esperion.com